UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 4, 2006


                               CUBIC ENERGY, INC.
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             (Exact name of registrant as specified in its charter)


          Texas                          0-9355                   87-0352095
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(State or other jurisdiction          (Commission              (IRS Employer
       of incorporation)              File Number)           Identification No.)

            9870 Plano Road
             Dallas, Texas                                         75238
(Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code: (972) 686-0369


                                       N/A
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

As has been previously disclosed, on September 19, 2006, Petro Capital V, L.P., issued a letter claiming defaults under various sections of the Credit Agreement. The alleged defaults relate primarily to unresolved imperfections in title concerning the S.E. Johnson 20 #1 and S.E. Johnson 29 #1 wells, and the sections in which the wells were drilled.

In the case of the aforementioned two S.E. Johnson wells, after lengthy investigation, management came to believe that the Company had good title to the wells down to a depth of 6,464 feet; however, it appeared the Company might not have all rights below this depth. Although the division order title opinion for these wells had not yet been received, the Company came to believe that a third party had some deep ownership rights with respect to a portion of certain leases in Sections 20, 29 and 30 of Township 14N Range 15W. The Company then negotiated a farmout agreement with that third party, protecting the rights of the Company in those two S.E. Johnson wells. Additionally, Tauren Exploration, Inc. ("Tauren"), the party that originally sold the rights in the subject properties to the Company, executed a Letter Agreement as of September 20, 2006, such that in the event that there is an acreage variance in the above-referenced sections, Tauren will assign to the Company that number of acres in Sections 4, 5, 6, 7 and/or 8 of Township 14N Range 15W to offset any such variance.

Petro Capital V, L.P. sent a letter dated December 4, 2006 stating that the curative measures taken to cure this title default are insufficient and that the Company remains in default. This letter demands that the Company pay default interest [17.5%, a 5% increase over the current interest rate] while such default remains.

Management does not believe that it was ever in default of any of the requirements of the Credit Agreement specified by the Petro Capital letter dated September 19, 2006. Moreover, even if a default has occurred, management believes the curative actions resolved any default within the applicable cure period. The Company timely responded to the September 19, 2006 default notice to that effect.

In addition, this December 4, 2006 letter states that the Company is in default for failing to retain a third-party engineer to provide a June 30, 2006 reserve report for the Company's Texas properties. These properties represent an extremely small value of the Company's total proved reserves as of June 30, 2006. The Company has not taken a position as to the validity of the claim of default stemming from this issue; if action is required, the Company plans to take all necessary curative action.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Date:  December 6, 2006                      CUBIC ENERGY, INC.


                                                   By: /s/Jon S. Ross
                                                      --------------------------
                                                      Jon Stuart Ross, Secretary